UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2020
MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida	001-35887	26-2792552
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1775 West Oak Commons Ct., NE, Marietta GA 30062
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 651-9100
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 31, 2020, MiMedx Group, Inc. (the "Company") held its 2019 Annual Meeting.

At the 2019 Annual Meeting, shares of Company common stock or Series B Preferred Stock representing 83,804,296 votes (i.e., approximately 64.8% of votes entitled to be cast at the 2019 Annual Meeting) were represented in person or by proxy.

At the 2019 Annual Meeting: (1) shareholders elected James L. Bierman as a Class III director; (2) more than 91% of the votes cast were cast to approve the Company's executive compensation pursuant to the say-on-pay advisory vote; (3) shareholders approved a resolution that the Company's advisory vote on the Company's executive compensation be conducted annually; and (4) shareholders ratified the appointment of BDO USA, LLP as the Company's independent registered public accounting firm.

Set forth below is information regarding the votes cast for each proposal:

Proposal 1: Election of One Class III Director.

	For	Against	Abstain	Broker Non-votes
James L. Bierman	49,073,695	964,793	224,819	33,540,989

Proposal 2: Advisory Vote on Executive Compensation.

	For	Against	Abstain	Broker Non-votes
Total Shares Voted	45,087,650	4,413,838	743,819	33,540,989

Proposal 3: Advisory Vote on Frequency of Advisory Vote on Executive Compensation.

	One Year	Two Years	Three Years	Abstain
Total Shares Voted	48,508,504	829,907	388,191	536,705

Proposal 4: Ratification of BDO USA, LLP as the Company's independent registered public accounting firm.

	For	Against	Abstain	Broker Non-votes
Total Shares Voted	83,172,038	277,444	354,814	N/A

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Date: August 31, 2020	By:	/s/ Peter M. Carlson
Peter M. Carlson Chief Financial Officer